UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2025

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2025, New Fortress Energy Inc. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, which amends that certain Credit Agreement, dated as of October 30, 2023 (as amended, restated or otherwise modified from time to time, the “Existing TLB” and the Existing TLB as amended by the Second Amendment, the “TLB”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

Upon the satisfaction of certain conditions precedent as further described below (the date of such satisfaction, the “Second Amendment Closing Date”), the Second Amendment will, among other things, permit the Company to incur incremental term loans in an aggregate principal amount equal to $425,000,000 (the “Second Amendment Incremental Term Loans”) and permit the loans held by consenting lenders under the Existing TLB (the “Initial Term Loans”) to be exchanged for a like principal amount of new loans of the same class as the Second Amendment Incremental Term Loans (the “Second Amendment Exchange Term Loans” and together with the Second Amendment Incremental Term Loans, the “Second Amendment Term Loans”). The proceeds of the Second Amendment Incremental Term Loans will be used primarily to fund capital expenditures related to the Company’s FLNG2 Assets and for other corporate expenses. The aggregate amount of commitments for the Second Amendment Exchanged Term Loans is $847,440,000, for a total commitment for all Second Amendment Term Loans of $1,272,440,000.

The interest rate applicable to the Second Amendment Term Loans is, at the Company’s option, either (1) a base rate, plus an applicable margin equal to 4.50% per annum or (2) a Term SOFR rate, plus a reduced applicable margin equal to 5.50% per annum.

Certain mandatory and optional prepayments or refinancings of the Second Amendment Term Loans will be subject to (x) at any time prior to the first anniversary of the Second Amendment Closing Date, a customary “make whole” prepayment premium, (y) at any time from and after the first anniversary of the Second Amendment Closing Date and prior to the second anniversary of the Second Amendment Closing Date, a prepayment premium equal to 2.00% of the principal amount of Second Amendment Term Loans prepaid or otherwise refinanced and (z) at any time from and after the second anniversary of the Second Amendment Closing Date and prior to the third anniversary of the Second Amendment Closing Date, a prepayment premium equal to 1.00% of the principal amount of Second Amendment Term Loans prepaid or otherwise refinanced. With respect to any prepayments of Second Amendment Term Loans made in connection with an asset sale, the prepayment premiums above will not apply and the prepayment premium applicable to Second Amendment Term Loans will instead be identical to the prepayment premium currently applicable to Initial Term Loans (which is 1% until October 30, 2025 and 0% thereafter).

The maturity date of the Second Amendment Term Loans is October 30, 2028, which is the same maturity date as the Initial Term Loans. The Second Amendment Term Loans will otherwise have the same terms as the Initial Term Loans. The Second Amendment Closing Date is subject to the satisfaction of certain conditions (including the completion of the Company’s audit for the fiscal year ended December 31, 2024). There can be no assurances that these conditions will be satisfied.

On March 3, 2025, the Company entered into the Amended & Restated Seventh Amendment to Uncommitted Letter of Credit and Reimbursement Agreement (the “A&R Seventh Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders, which amends that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021, by and among the Company, the guarantors from time to time party thereto, Natixis, New York Branch, as Administrative Agent, Natixis, New York Branch, as ULCA Collateral Agent, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders and Issuing Banks.

On March 3, 2025, the Company entered into the Amended & Restated Eleventh Amendment to Credit Agreement (the “A&R Eleventh Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of April 15, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and as collateral agent.

The A&R Seventh Amendment and the A&R Eleventh Amendment permit the Company to incur additional incremental loans under the TLB.

On March 3, 2025, the Company entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of July 19, 2024 (as amended by the Fourth Amendment, the “Amended TLA”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent.

The Fourth Amendment amends the Existing TLA by reducing the available commitments thereunder to zero, eliminating the potential for future borrowings under the Amended TLA.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: March 7, 2025	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer